UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2020 ( January 17, 2020)

LAREDO PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indentures with respect to the Existing Notes

On January 17, 2020, Laredo Petroleum, Inc. (the “Company”) announced the early tender results of its previously announced tender offers (the “Tender Offers”) to purchase (i) any or all of the outstanding $450.0 million aggregate principal amount of its 5 5/8% senior unsecured notes due 2022 (the “2022 Notes”) and (ii) any or all of the outstanding $350.0 million aggregate principal amount of its 6 1/4% senior unsecured notes due 2023 (the “2023 Notes” and, together with the 2022 Notes, the “Existing Notes”). The early tender and withdrawal deadline for the Tender Offers occurred at 5:00 p.m., New York City time, on January 17, 2020 (the “Early Deadline”). As of the Early Deadline, the Company received sufficient consents, which consents are no longer subject to withdrawal, from holders of the 2022 Notes and holders of the 2023 Notes to effect the proposed amendments to the indenture governing the 2022 Notes and the indenture governing the 2023 Notes, respectively, to (x) eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in such indentures and (y) reduce from 30 days to 3 business days the advance notice period for optional redemptions contained in such indentures (collectively, the “Proposed Amendments”).

On January 22, 2020, the Company entered into (i) a second supplemental indenture with respect to the 2022 Notes (the “2022 Second Supplemental Indenture”), among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), supplementing that certain indenture, dated as of January 23, 2014, as supplemented by that certain first supplemental indenture, dated December 3, 2014 (as so previously supplemented, the “2022 Indenture”), among the Company, the guarantors party thereto and the Trustee, the provisions of which second supplemental indenture will become operative upon the purchase by the Company, pursuant to the Tender Offers, of a majority in principal amount of the outstanding 2022 Notes and, at such point, will effect the Proposed Amendments to the 2022 Indenture and (ii) a second supplemental indenture with respect to the 2023 Notes (the “2023 Second Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, supplementing that certain indenture, dated as of March 18, 2015 (the “Base Indenture”), as supplemented by that certain first supplemental indenture, dated March 18, 2015 (as so previously supplemented, the “2023 Indenture”), among the Company, the guarantors party thereto and the Trustee, the provisions of which second supplemental indenture will become operative upon the purchase by the Company, pursuant to the Tender Offers, of a majority in principal amount of the outstanding 2023 Notes and, at such point, will effect the Proposed Amendments to the 2023 Indenture.

This Current Report is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any series of the Existing Notes. The Tender Offers have been made solely pursuant to the applicable Offers to Purchase and Consent Solicitation and the related Consents and Letters of Transmittal.

The foregoing descriptions of the 2022 Second Supplemental Indenture and the 2023 Second Supplemental Indenture are summaries only and are qualified in their entirety by reference to the complete text of the 2022 Second Supplemental Indenture and the 2023 Second Supplemental Indenture, as applicable, copies of which are attached hereto as Exhibits 4.2 and 4.3, respectively, and incorporated into this Item 1.01 by reference.

Supplemental Indentures with respect to the New Notes

On January 24, 2020, in connection with the completion of the previously announced underwritten public offering and sale (the “Offering”) by the Company of $600.0 million in aggregate principal amount of the Company’s 9.500% senior notes due 2025 (the “2025 Notes”) and $400.0 million in aggregate principal amount of the Company’s 10.125% senior notes due 2028 (the “2028 Notes” and, together with the 2025 Notes, the “New Notes”), the Company entered into (i) a third supplemental indenture with respect to the 2025 Notes, dated as of January 24, 2020 (the “Third Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, supplementing the Base Indenture (the Base Indenture, as supplemented by the Third Supplemental Indenture, the “2025 Indenture”) and (ii) a fourth supplemental indenture with respect to the 2028 Notes, dated as of January 24, 2020 (the “Fourth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, supplementing the Base Indenture (the Base Indenture, as supplemented by the Fourth Supplemental Indenture, the “2028 Indenture”).

The Company received net proceeds of approximately $982.0 million from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses. The Company will use the net proceeds from the Offering (i) to fund the Tender Offers for any or all of its Existing Notes, (ii) to fund the redemption of all outstanding Existing Notes that remain outstanding after completion or termination of the Tender Offers and (iii) for general corporate purposes, including repaying a portion of the borrowings outstanding under the Company’s senior secured credit facility. Pending the potential use of the net proceeds from the Offering as described in items (i) and (ii) above, the Company may invest the net proceeds in short-term, liquid investments, at its discretion. Effective upon the closing of the Offering, the borrowing base under the Company’s senior secured credit facility was automatically reduced to approximately $950 million, subject to covenant compliance.

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The 2025 Notes will mature on January 15, 2025 with interest accruing at a rate of 9.500% per annum and payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing July 15, 2020. The Company may redeem, at its option, all or part of the 2025 Notes at any time on or after January 15, 2022, at the applicable redemption price plus accrued and unpaid interest to, but not including, the date of redemption. Further, before January 15, 2022, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the 2025 Notes in an amount not exceeding the net proceeds from one or more private or public equity offerings at a redemption price of 109.500% of the principal amount of the 2025 Notes, plus accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the 2025 Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of each such equity offering.

The 2028 Notes will mature on January 15, 2028 with interest accruing at a rate of 10.125% per annum and payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing July 15, 2020. The Company may redeem, at its option, all or part of the 2028 Notes at any time on or after January 15, 2023, at the applicable redemption price plus accrued and unpaid interest to, but not including, the date of redemption. Further, before January 15, 2023, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the 2028 Notes in an amount not exceeding the net proceeds from one or more private or public equity offerings at a redemption price of 110.125% of the principal amount of the 2028 Notes, plus accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the 2028 Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of each such equity offering.

The New Notes are guaranteed on a senior unsecured basis by Laredo Midstream Services, LLC, Garden City Minerals, LLC and certain of the Company’s future restricted subsidiaries. The Offering was made pursuant to a prospectus supplement dated January 10, 2020 and the base prospectus dated March 21, 2019, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-230427).

The foregoing descriptions of the 2025 Indenture and the 2028 Indenture are summaries only and are qualified in their entirety by reference to the complete text of the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, as applicable, copies of which are attached hereto as Exhibits 4.1, 4.4 and 4.6, respectively, and incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the 2025 Indenture and the 2028 Indenture is incorporated herein by reference. Copies of the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture are attached hereto as Exhibits 4.1, 4.4 and 4.6, respectively, and incorporated into this Item 2.03 by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 24, 2020, the Company delivered notices of redemption to holders of the remaining Existing Notes, pursuant to which (i) any remaining 2022 Notes not tendered prior to the Early Deadline will be redeemed on January 29, 2020 (the “2022 Redemption Date”) at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest on the 2022 Notes redeemed up to, but not including, the 2022 Redemption Date and (ii) any remaining 2023 Notes not tendered prior to 12:01 a.m. on February 4, 2020 will be redeemed on March 15, 2020 (the “2023 Redemption Date”) at a redemption price of 101.563% of the principal amount thereof, plus accrued and unpaid interest on the 2023 Notes redeemed up to, but not including, the 2023 Redemption Date.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the 2022 Indenture and the 2023 Indenture is incorporated herein by reference. Copies of the Base Indenture, the 2022 Second Supplemental Indenture and the 2023 Second Supplemental Indenture are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated into this Item 3.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On January 17, 2020, the Company issued a press release announcing the early tender results of its Tender Offers. A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

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In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 18, 2015, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on March 24, 2015).
4.2	Second Supplemental Indenture, dated as of January 22, 2020, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC and Wells Fargo Bank, National Association, as trustee, with respect to the 2022 Notes.
4.3	Second Supplemental Indenture, dated as of January 22, 2020, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC and Wells Fargo Bank, National Association, as trustee, with respect to the 2023 Notes.
4.4	Third Supplemental Indenture, dated as of January 24, 2020, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC and Wells Fargo Bank, National Association, as trustee.
4.5	Form of 9.500% Senior Notes due 2025 (included in Exhibit 4.4).
4.6	Fourth Supplemental Indenture, dated as of January 24, 2020, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC and Wells Fargo Bank, National Association, as trustee.
4.7	Form of 10.125% Senior Notes due 2028 (included in Exhibit 4.6).
5.1	Opinion of Akin Gump Strauss Hauer & Feld, LLP.
23.1	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in Exhibit 5.1).
99.1	Press Release dated January 17, 2020 announcing tender offers results.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: January 24, 2020	By:	/s/ Mark D. Denny
Mark D. Denny
Senior Vice President and General Counsel